As Filed with the Securities and Exchange Commission on November 28, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SARA LEE CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	36-2089049
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3500 Lacey Road

Downers Grove, Illinois 60515-5424

(630) 598-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Margaret M. Foran, Esq.

Executive Vice President, General Counsel and Corporate Secretary

Sara Lee Corporation

3500 Lacey Road

Downers Grove, Illinois 60515-5424

(630) 598-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(1)
Common stock, $.01 par value per share	5,000,000	$8.14	$40,700,000	$1,600

(1)	Estimated solely for purposes of calculating the registration fee and, pursuant to Rule 457(c) of the Securities Act of 1933 (the “Securities Act”), based upon the average of the high ($8.52) and low ($7.76) sale prices of the registrant’s common stock reported on the New York Stock Exchange on November 21, 2008.

PROSPECTUS

[Sara Lee Corporation Logo]

SARA LEE CORPORATION

Sara Lee Corporation Direct Investment Plan

We are pleased to offer the Sara Lee Corporation Direct Investment Plan (hereinafter referred to as the “Plan”), a dividend reinvestment and direct stock purchase plan designed to provide investors with a convenient method to purchase shares of Sara Lee common stock and to reinvest cash dividends in the purchase of additional shares. We are offering up to 5,000,000 shares of our common stock under this prospectus. Key features of the Plan include the following:

•

If you are not a registered stockholder and do not own any Sara Lee shares, you may join the Plan by completing an Enrollment Form and (i) making an initial cash investment of at least $250.00, (ii) authorizing monthly deductions of at least $50.00 from your bank account to purchase Sara Lee common stock for your account, or (iii) if you are a Sara Lee employee, authorizing deductions (of at least $10.00 per week) from your paycheck each payroll cycle to purchase Sara Lee common stock for your account.

•

If you currently own at least one (1) share of Sara Lee common stock, registered in your name, you may participate in the Plan simply by completing an Enrollment Form. If you own at least one (1) share but your shares are currently held by a bank or broker in its name (that is, in “street name”), you will need to instruct your bank or broker to register all or any number of whole shares in your own name through the Direct Registration System, in order to participate.

•

If you are an employee of Sara Lee Corporation and wish to enroll in the program through payroll deductions, wherever offered, you must initiate the deduction by completing an Employee Payroll Authorization Form posted on www.mysaralee.com under “Documents, Policies and Forms/Stock Programs.”

•

You may elect to reinvest cash dividends paid on all or a portion of your Sara Lee shares. Unless you elect to have dividends paid in cash, all dividends paid with respect to shares registered in your name will be used to purchase additional shares of Sara Lee common stock.

•

Once you have enrolled, you may (i) make additional investments of at least $50.00 or more by mailing in a check, (ii) authorize ongoing deductions of at least $10.00 per week from your paycheck each payroll period, or (iii) authorize automatic monthly deductions from your bank account. You may invest up to a maximum of $120,000 during any calendar year. Optional cash investments of common stock for the Plan will be made weekly; however, investments made with payroll deductions will be made quarterly.

•	Participation in the Plan is subject to the payment of certain fees in connection with enrollment and the purchase and sale of shares. Sales under the Plan will be made daily.

Sara Lee Corporation’s common stock is listed under the symbol “SLE” on the New York, Chicago and London Stock Exchanges.

Investing in shares of our common stock involves risks. See “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus relates to all shares acquired by participants under the Plan. Shares available under the Plan will be shares purchased on the open market by an independent agent selected by us. All shares acquired by participants under the Plan are registered for sale pursuant to a registration statement that we filed with the Securities and Exchange Commission.

The date of this prospectus is November 28, 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell shares of our common stock pursuant to the Plan. All shares of our common stock sold under the Plan will be sold under that registration statement.

This prospectus provides you with a general description of the Plan. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. Please carefully read this prospectus, together with the registration statement, the exhibits thereto and the additional information regarding us, our business and the risks we face in our business and operations referred to in “Where You Can Find More Information,” before making an investment decision.

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. The information contained in this prospectus and the documents incorporated by reference herein is accurate only as of the dates such information is or was presented, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not offering the common stock pursuant to the Plan in any state where the offer is not permitted.

To the extent required by applicable law in certain jurisdictions, shares offered under the Plan to persons who are not record holders of Sara Lee common stock are offered only through a registered broker/dealer in those jurisdictions.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Sara Lee,” “Company,” “we,” “our” and “us” refer to Sara Lee Corporation.

SARA LEE CORPORATION

Sara Lee Corporation is a global manufacturer and marketer of high-quality, brand-name products for consumers throughout the world. Sara Lee’s business is focused on food, beverage, and household and body care products, and is organized around six business segments—North American Retail, North American Fresh Bakery, North American Foodservice, International Beverage, International Bakery, and International Household and Body Care.

Our principal executive offices are located at 3500 Lacey Road, Downers Grove, Illinois 60515-5424, and our telephone number is (630) 598-6000.

RISK FACTORS

Before acquiring any of the securities that may be offered by this prospectus, you should carefully consider the risks discussed in the sections of Sara Lee’s Annual Report on Form 10-K for the fiscal year ended June 28, 2008 filed with the Securities and Exchange Commission on August 27, 2008 entitled “Risk Factors,” as updated by the sections of Sara Lee’s Form 10-Q for the quarterly period ended September 27, 2008 filed with the Securities and Exchange Commission on November 5, 2008 entitled “Risk Factors,” which are incorporated by reference in this prospectus. You should also carefully consider all of the information contained or incorporated by reference in this prospectus or in any prospectus supplement before you invest in the registrant’s securities. See “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission (“SEC”). The SEC maintains a website that contains annual, quarterly and current reports, proxy and information statements and other information regarding registrants, like us, that file reports with the SEC electronically. The address of the SEC’s website is http://www.sec.gov. You also may read and copy any document that we file with the SEC at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of its public reference room. The information that we file with the SEC is also available on the Investors page on our website at http://www.saralee.com. However, the information on our website, except for the SEC filings referred to below, is not a part of, and shall not be deemed to be incorporated by reference into, this prospectus.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and may supersede the information in this prospectus and information previously filed with the SEC. We incorporate by reference the documents listed below and any filings made by us with the SEC on or subsequent to the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the shares of our common stock that may be offered by this prospectus are sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	Sara Lee’s Annual Report on Form 10-K for the fiscal year ended June 28, 2008, which was filed with the SEC on August 27, 2008;

•	Sara Lee’s Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2008, which was filed with the SEC on November 5, 2008; and

•	Sara Lee’s Current Reports on Form 8-K dated:

—	July 16, 2008, which was filed with the SEC on July 22, 2008;

—	August 25, 2008, which was filed with the SEC on August 28, 2008;

—	October 29, 2008, which was filed with the SEC on October 29, 2008, and

—	November 10, 2008, which was filed with the SEC on November 10, 2008.

All documents filed by Sara Lee with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the filing of a post-effective amendment to the registration statement of which this prospectus is a part which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the respective dates of filing of such documents.

We will provide you without charge, upon request, a copy of any of the documents incorporated by reference. Requests should be directed to Sara Lee Corporation, Attn: Investor Relations, 3500 Lacey Road, Downers Grove, Illinois 60515-5424. You also may contact Investor Relations by calling Sara Lee’s general number at (800) SARALEE (800-727-2533) toll free within the U.S., or calling Investor Relations directly at (630) 598-8100 from outside the U.S.

SARA LEE CORPORATION DIRECT INVESTMENT PLAN

PURPOSE OF THE PLAN

1.	What is the purpose of the Plan?

The purpose of the Plan is to promote long-term stock ownership among existing and new investors in Sara Lee by providing a convenient method to purchase shares of Sara Lee common stock and, if desired, reinvest cash dividends paid on such shares.

2.	What are the principal benefits of the Plan?

The Plan can provide you with the convenience of having your dividends reinvested automatically, as well as the opportunity to buy, hold, and sell your Sara Lee shares in a cost effective fashion. Unlike a traditional individual stock brokerage account, the timing of sales and purchases is subject to the provisions of the Plan.

ADMINISTRATION

3.	Who administers the Plan?

Sara Lee Corporation has appointed The Bank of New York Mellon as Administrator of the Plan, with certain administrative support provided by BNY Mellon Shareholder Services, a registered transfer agent, and BNY Mellon Securities LLC, a registered broker/dealer.

Written Inquiries:	BNY Mellon Shareholder Services
Sara Lee Corporation Direct Investment Plan Administrator
PO Box 358010
Pittsburgh PA 15252-8010

Street Address:	BNY Mellon Shareholder Services
Sara Lee Corporation Direct Investment Plan Administrator
480 Washington Boulevard
Jersey City, NJ 07310-1900

4.	How do I find out more and enroll?

Please read the rest of this Prospectus for more details of the features of the Sara Lee Corporation Direct Investment Plan. If you are a stockholder or would like to become a stockholder by participating in the Plan, you can enroll online via Investor Service Direct® at www.bnymellon.com/shareowner/isd. You may also complete an Enrollment Form and mail it to the Administrator.

5.	If I have questions about the Plan after reading this Prospectus, who can I contact?

You	can contact the Administrator as follows:

By Telephone

You can contact a BNY Mellon Shareholder Services customer service representative (Monday through Friday 9:00 am – 7:00 pm EST), with questions or service requests, as follows:

•	Within the United States and Canada, toll-free: 1-888-422-9881

•	International telephone inquiries: 1-201-680-6578

•	For the hearing impaired (TDD): 1-800-231-5469

Over the Internet

You can enroll, obtain information and perform certain transactions on your account online via Investor Service Direct® (ISD). New investors establish a Personal Identification Number (PIN) when setting up their account. For existing stockholders to gain access, use the 12-digit Investor Identification Number (IID) which can be found in a bolded box on your check stub, statement or advice to establish your PIN. In order to access your account through ISD, you will be required to complete an account activation process. This one-time authentication process will be used to validate your identity in addition to your 12-digit IID and self-assigned PIN.

To access Investor Service Direct® please visit the BNY Mellon Shareholder Services website at: www.bnymellon.com/shareowner/isd.

You may also write to the Administrator at the address shown in Question 3.

ELIGIBILITY AND ENROLLMENT

6.	I am not currently a Sara Lee stockholder. Can I participate in the Plan?

Yes. If you do not currently own any shares of Sara Lee common stock, you may enroll in the Plan online or by completing and returning an Enrollment Form and either (i) making an initial cash investment of at least $250.00, or (ii) authorizing monthly deductions of at least $50.00 from a qualified bank account for the purchase of Sara Lee common stock.

7.	May I participate in the Plan if I am a Sara Lee employee?

Yes. If you are an employee of Sara Lee Corporation and wish to enroll in the program by authorizing deductions of at least $10.00 per week from your paycheck, each payroll cycle, to purchase Sara Lee common stock, wherever offered, you must initiate the deduction by completing an Employee Payroll Authorization Form posted on www.mysaralee.com under “Documents, Policies and Forms/Stock Programs.”

If you are a Sara Lee employee, however, please be aware that every purchase or sale of Sara Lee common stock, including optional cash investments and sales through the Plan, must be made in compliance with Sara Lee’s Insider Trading Policy. In addition to other limitations, the Insider Trading Policy provides that you may not trade in Sara Lee common stock if you are in possession of material, non-public information about Sara Lee.

8.	I am a Sara Lee stockholder. Am I eligible to participate in the Plan?

Yes. If you hold at least one (1) share of Sara Lee common stock registered directly in your name (that is, if you have one or more certificates for the shares, or you hold shares in Direct Registration “DRS” book-entry form) you may enroll in the Plan online or simply by completing and mailing an Enrollment Form to the Administrator at the address listed in Question 3.

9.	I own shares, but they are held by my bank or broker and registered in “street name.” How can I participate in the Plan?

If you currently own shares of Sara Lee common stock that are held on your behalf by a bank or broker (that is, in “street name”), you will need to have at least one (1) share registered directly in your name in order to be eligible to participate. Contact your bank or broker directly to arrange for your shares to be re-registered in your name. Once the shares are registered in your name, you may enroll online or request the Administrator to send you an enrollment package.

If you wish, you may send your share certificates to the Administrator for safekeeping. This service is provided for your convenience and is not mandatory. In order to sell certificated shares through the Plan, however, it is necessary that the certificates be deposited with the Administrator before the sale. See Questions 25, 26 and 27.

10.	Do I have to pay a fee to enroll in the Plan?

Yes, but only if you are not currently a registered stockholder. If you do not hold shares of Sara Lee common stock that are registered directly in your name, you will be required to pay a one-time $10.00 enrollment fee to enroll in the Plan. We will deduct the $10.00 enrollment fee from your initial investment. However, if you join the Plan by authorizing monthly deductions from your bank account, the $10.00 enrollment fee will be debited from your first automatic transaction.

Sara Lee employees participating in the Plan through payroll deductions do not have to pay an enrollment fee. See Question 32 for additional fee information.

11.	Are there any restrictions on participation in the Plan by stockholders residing outside the United States?

Cash investments from non U.S. residents must be in United States currency and will be invested in the same manner as investments from other participants. Regulations in certain countries may limit or prohibit participation in services provided under this type of program. Therefore, persons residing outside the United States should first determine whether they are subject to any governmental regulations prohibiting or limiting their participation before requesting any of the services provided through the Plan.

OPTIONAL CASH INVESTMENTS

12.	What are the minimum and maximum amounts for optional cash investments?

Additional investments may be made in amounts of at least $50.00, subject to a maximum of $120,000 during any calendar year, including your initial investment, if any. If you deliver optional cash investments in excess of the $120,000 maximum for any calendar year, or for less than the $50.00 minimum optional investment amount, the funds will be returned to you.

For Sara Lee Corporation employees who make their contributions via payroll deductions, the payroll deduction minimum will be $10.00 per week, $20.00 for employees paid bi-weekly or semi-monthly and $40.00 for employees paid monthly. See Questions 7 and 15 for information relating to employee participation.

13.	How do I make an optional cash investment?

You may (i) send a check in U.S. dollars payable to “BNY Mellon Bank/Sara Lee Corporation,” or (ii) authorize automatic monthly deductions from your bank account, or (iii) authorize payroll deductions. Cash and third-party checks will not be accepted. Checks must be accompanied by the Additional Cash Investments tear-off coupon of your account statement and should be mailed in the envelope provided. If you do not have the appropriate section of your account statement, you can mail your investment to the Administrator. Make sure you include your investor ID and/or the full registration name on the account, a daytime telephone number and a reference to Sara Lee. You may combine optional cash investments with automatic monthly bank debits, as long as your total investment in any calendar year does not exceed $120,000.

Purchases will be made weekly. The timing of the purchases each week will be at the sole discretion of the Administrator. In the months in which a dividend payment is scheduled, optional cash investments and dividend proceeds will be invested concurrently. Historically, dividends have been paid on the fifth business day of January, April, July and October.

Optional cash payments received less than 48 hours prior to any purchase date will be held by the Administrator for investment on the next scheduled purchase date. No interest will be paid by Sara Lee or the Administrator on any funds held for the Plan participants.

14.	Can I have optional cash investments automatically deducted from my bank account?

Yes. You can authorize monthly automatic deductions from an account at a bank or financial institution that is a member of the National Automated Clearing House Association (NACHA). The minimum amount for monthly deductions is $50.00.

•

To initiate this service, you may enroll online through Investor Service Direct® at www.bnymellon.com/shareowner/isd or you may contact the Administrator and request that an enrollment package be sent to you.

•	To change any aspect of the instructions, you may login to your account online or send a written request to the Administrator.

•	To terminate the deductions, you must notify the Administrator in writing.

Initial set-up, changes and terminations to the automatic deduction instructions will be made as soon as practicable. Once automatic deductions begin (which may take 2-6 weeks), funds will be deducted from your designated account on the 15th of each month, or if such date is not a business day, the deduction will be made on the next business day.

15.	Can I have optional cash investments automatically deducted from my paycheck?

Yes, if you are an active Sara Lee Corporation employee you can authorize payroll deductions of at least $10.00 per week, $20.00 biweekly or semi-monthly, or $40.00 monthly (depending on your pay cycle). The payroll deductions will be withheld during your normal payroll cycle and sent to the Administrator and shares will be purchased for your account on a quarterly basis. Quarterly payroll purchases for employees are made as soon as practicable after the first Monday of February, May, August and November. See Questions 7 and 19 for more information regarding Sara Lee employee participation.

16.	Will I be charged fees if I elect to make optional cash investments?

Yes. For each investment made by check or pre-authorized debits from your bank account, you will be charged a transaction fee of $1.50. This fee will be deducted from funds you send to the Administrator, before the funds are used to purchase Sara Lee common stock. You will also be charged a brokerage commission fee of $.04 per share.

Sara Lee employees who purchase shares through payroll deductions will not be charged transaction or brokerage fees. See Question 32 for additional fee information.

17.	What if I have “insufficient funds” in my bank account to cover my check or monthly deduction?

If the Administrator does not receive credit for a cash payment because of insufficient funds or because the bank draft information is incorrect, the requested purchase will be deemed void. If shares have already been purchased for your account, the Administrator will remove from your account any shares purchased based upon the prior credit of such funds. The Administrator also may place a hold on your Plan account until an “insufficient funds” fee of $25.00 is received from you, or the Administrator may sell such number of shares necessary to satisfy any uncollected amounts. If the net proceeds from the sale of such shares are insufficient to satisfy the balance of the uncollected amounts, the Administrator may sell additional shares from your account as necessary to satisfy the uncollected balance. If the Administrator has not received credit for a cash payment made by you on one or more occasions because you had insufficient funds or because your bank draft information was incorrect, the Administrator reserves the right to require that you make all future cash payments by personal check.

PURCHASE OF COMMON STOCK

18.	What is the source of Sara Lee common stock purchased through the Plan?

Shares of Sara Lee common stock are purchased in the open market. Share purchases may be made on the New

York Stock Exchange or any other stock exchange where Sara Lee common stock is traded, or by negotiated transactions on such terms as the Administrator may reasonably determine. The Administrator has discretion over the purchase of Sara Lee shares for the Plan. Neither Sara Lee nor any participant will have any authority or power to direct the date, time or price at which, or the manner in which, shares may be purchased by the Administrator.

19.	When will shares be purchased?

Initial and optional investment purchases will be made within five business days from the date funds are received. Shares purchased with employee payroll deductions will be purchased quarterly. Quarterly payroll purchases for employees are made as soon as practicable after the first Monday of February, May, August and November. The Administrator may commingle each participant’s funds with those of other participants for the purpose of executing purchases. No interest will be paid by Sara Lee, or the Administrator with respect to amounts held pending investment.

20.	What is the price of shares purchased under the Plan?

Shares purchased under the Plan will be credited to a participant’s account at the weighted average price of all Sara Lee shares purchased for the Plan on that investment date or period of days, including trading fees of $.04 per share. Participants will bear any risk associated with fluctuations in the market price of Sara Lee common stock while investment funds are held pending investment. In addition, no interest on initial or optional cash investments will be paid. Trading fees for purchases will be waived for Sara Lee employees purchasing Sara Lee shares through payroll deductions.

DIVIDENDS

21.	Must my dividends automatically be reinvested in Sara Lee common stock?

No. You may elect to reinvest the cash dividends paid on all or a portion of your Sara Lee shares, including fractional shares held in your Plan account. Unless you elect to have dividends paid to you in cash, all dividends paid on Sara Lee shares registered in your name automatically will be used to purchase additional shares of Sara Lee common stock for your account. No fees will be charged in connection with dividend reinvestments; however, you will be charged the trading fees of $.04 per share, which is applicable to all purchases of Sara Lee common stock under the Plan.

You may also elect to have the Administrator deposit your cash dividends directly into your bank account. To elect this option, you may contact the Administrator or login to your account online through Investor Service Direct® at www.bnymellon.com/shareowner/isd. See Questions 3, 4 and 5 for access and contact information.

You may change your election from time to time by logging into Investor Service Direct® at www.bnymellon.com/shareowner/isd or notifying the Administrator in writing. To be effective with respect to any dividend payment, any written change in your dividend election must be received and accepted by the Administrator at least 24 hours prior to the record date for the next dividend.

22.	When will my dividends be reinvested and at what price?

Dividends will be invested as soon as practicable after the payment date. The reinvestment of your dividends generally will begin on the dividend payment date and normally will extend over a two- to-five-day period. The price of shares purchased with the dividend proceeds will be the weighted average price, including trading fees, of all shares purchased with reinvested dividends. Dividends not invested within 30 days of the dividend payment date will be paid out, in cash, to the participants.

SALE OF SHARES

23.	How do I sell my Plan shares?

Plan sales are made daily. Your sale request will be processed and, subject to market conditions and other factors, your shares will generally be sold within one (1) business day of receipt of your request. You may sell any number of shares held in your account by contacting the Administrator on the Internet or by telephone or in writing. See Questions 3, 4 and 5 for ways to contact the Administrator.

When writing to the Administrator, include the appropriate tear-off sales coupon of your account statement, or a written request including your Investor ID. All registered stockholders of the shares to be sold must sign the request. The Administrator will sell your shares, along with shares to be sold for other accounts, within five (5) business days. A check for the proceeds from the sale, less a sales fee of $15.00 and a trading fee of $.04 per share, will be mailed to you on settlement date, which is three (3) business days following the sale.

Please note that if you desire to sell shares that you hold in certificate form through the Plan, you must first deposit those shares into your Plan account (i.e., deliver the stock certificates to the Administrator) before they can be sold. See Question 25 and 26 for additional information. The Administrator will not wire transfer sale proceeds. All payments will be made by check and mailed to the participant.

From time to time the Administrator may temporarily freeze participants’ accounts in the Plan to perform administrative and accounting procedures. DURING ANY SUCH FREEZE PERIOD, PARTICIPANTS MAY NOT BE ABLE TO SELL SHARES HELD IN THE PLAN, PURCHASE ADDITIONAL SHARES THROUGH THE PLAN, OR OBTAIN COMPLETE INFORMATION ABOUT THEIR ACCOUNT. The Administrator will use all reasonable efforts to minimize the period during which Plan accounts are frozen and to notify participants in advance regarding any freeze period; however, none of Sara Lee, the Administrator or the purchasing agent will bear any liability for fluctuations in the market price of Sara Lee common stock during any freeze period.

24.	Is there a minimum number of shares that I must maintain in my account to keep it active?

Yes. You must have at least one (1) whole share of Sara Lee common stock registered in your name in order to participate in the Plan. If you cease to have at least one (1) whole share registered in your name, the Administrator may terminate your participation in the Plan without written notice. Upon termination, your participation in the Plan will cease. No further investments may be made unless you reenroll in the Plan. The Administrator will mail you a check for the net sales proceeds of your fractional shares.

CUSTODIAL SERVICE

25.	How does the custodial service (book-entry shares) work?

All shares of Sara Lee common stock that are purchased through the Plan will be held by the Administrator in book-entry form (i.e., in electronic format) in a safekeeping account. The Plan’s book-entry custodial service eliminates the risk and cost of certificate loss, theft or destruction. You are the owner of these book-entry shares held in a safekeeping account and enjoy the same benefits as you would with certificated shares. If you should ever want a stock certificate for all or a portion of your whole shares, the Administrator will send one to you, upon your request. A Plan participant who holds certificates for other shares of Sara Lee common stock outside the Plan also may, at any time, deposit those certificates for safekeeping with the Administrator. The shares represented by the deposited certificates will be included in book-entry form in the participant’s safekeeping account.

26.	How do I deposit my Sara Lee stock certificates with the Administrator?

To deposit certificates into the Plan, you should send your certificates, by registered and insured mail, to the Administrator, with written instructions to deposit the shares represented by the certificates in your Plan account. The certificates should not be endorsed and the assignment section should not be completed. See Question 3 for contact information.

27.	Are there any charges associated with this custodial service?

No. There is no cost to you for having the Administrator hold the shares purchased for you through the Plan, or for depositing the stock certificates you hold into your safekeeping account.

28.	Can I pledge my shares that are held in the Plan?

No. Shares held in Plan accounts cannot be pledged. Any shares that you wish to pledge must first be converted into certificated form and sent to you.

ISSUANCE OF STOCK CERTIFICATES

29.	Will stock certificates be issued for shares acquired through the Plan?

No. Stock certificates will not be issued for shares in the Plan account unless you request that the Administrator certificate the shares. You can request a certificate by logging into Investor Service Direct® at www.bnymellon.com/shareowner/isd or by notifying the Administrator. See Questions 3, 4 and 5 for contact information.

30.	How do I request a stock certificate?

Certificates for full shares held in the Plan may be obtained, without charge by contacting the Administrator. See Question 29. Certificates will be issued only in the name(s) in which the account is registered, unless you (i) instruct the Administrator otherwise, in writing, and (ii) your signature on the written instruction is “Medallion Guaranteed” by a bank or broker participating in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing is in fact the owner as indicated on the participant’s account. Medallion stamps can be obtained at most major banks and brokerage firms.

GIFTS AND TRANSFERS OF SHARES

31.	Can I transfer shares that I hold in the Plan to someone else?

Yes. You may transfer ownership of some or all of your Plan shares by sending the Administrator signed transfer instructions. Signatures of all registered holders must be “Medallion Guaranteed” by a financial institution participating in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing is in fact the owner as indicated on the participant’s account. Medallion stamps can be obtained at most major banks and brokerage firms.

GIFTS TO MINORS

If you are transferring shares to a minor, you need to provide the name of the adult custodian who will be listed on the account. Once the minor has reached the age of majority, the custodian’s name can be removed. Keep in mind that gifts to minors are irrevocable. Shares may not be transferred from a custodial account to other custodial accounts or individuals until the minor has reached the age of majority and provides us with proper transfer instructions and proof of age.

SERVICE FEES AND COMMISSIONS

32.	What are the fees associated with participation in the Plan?

Participation in the Plan is subject to the payment of certain fees as outlined below:

One-Time Enrollment Fee*	$10.00

Sale Fee **	$15.00 per transaction

Optional Cash Purchases	$1.50 per transaction

Check or automatic investment. The transaction fee is waived for employees making optional cash transactions via payroll deductions.

Trading fee for sales and purchases***	$.04 per share

Fee for bounced check or rejected automatic monthly deductions****	$25.00

*	Enrollment Fee applies only if you do not hold shares of Sara Lee common stock that are registered directly in your name. The enrollment fee is waived for employees making purchases via payroll deductions.

**	The sale fee will be waived for the sale of shares in an account that contains one (1) share or less.

***	Trading fees for purchases will be waived for Sara Lee employees purchasing shares through payroll deductions.

****	If you had insufficient funds or your bank draft information was incorrect on one or more occasions, the Administrator reserves the right to require that you make all future cash payments by personal check.

Your bank or broker also may charge you fees in connection with your enrollment or participation in the Plan. Any charges imposed by your bank in connection with automatic monthly debits, or by your broker for re-registering your shares in your name, are your responsibility.

TERMINATION OF PARTICIPATION IN THE PLAN

33.	How do I close my Plan account?

You may terminate your participation in the Plan at any time by giving notice to the Administrator. Notice may be made by telephone, in writing or by changing your dividend election under the “Manage Account Information” section when you access your account over the Internet at www.bnymellon.com/shareowner/isd. Upon termination, you may leave your shares in safekeeping or you can request that the Administrator issue to you a certificate for the number of whole shares held in your Plan account (and a check for the value of any fractional share); however, you also may request that the Administrator sell all of the shares in your Plan account, as described in Question 23.

•	If you elect to have your shares sold, a trading fee of $.04 per share and a sale fee of $15.00 will be charged. The per-share trading fee also will apply to the sale of any fractional share.

•	If you are an employee of Sara Lee Corporation and are using the payroll deduction feature, you must cancel your payroll deduction by completing and submitting an Employee Payroll Authorization Form found on www.mysaralee.com prior to closing your account.

•	A request to close your Plan account will also be treated as a request to cease any direct debits authorized with respect to your checking or savings accounts.

Any certificates issued upon termination will be issued in the name or names in which the account is registered, unless otherwise instructed. If the certificate is to be issued in a name other than the name or names on your Plan account, you must include complete transfer instructions signed by all persons in whose names the account is registered. The signature(s) on the instruction letter must be “Medallion Guaranteed” by a financial institution participating in the Medallion Guarantee program. No certificates will be issued for fractional shares.

If you prefer to transfer your shares to your brokerage account, contact your broker to request the transfer using the Direct Registration System (DRS). Your broker can initiate the electronic transfer of the shares.

Sara Lee reserves the right to terminate your participation in the Plan if you cease to have at least one (1) whole share of common stock for a period of six (6) months. If your participation is terminated for this reason, the Administrator will mail you a check for the net sales proceeds of your fractional share in the same manner as if you had chosen to close your Plan account. After your participation in the Plan has terminated, no further investments may be made unless you reenroll in the Plan. Sara Lee reserves the right to amend or terminate the Plan at any time and, upon any termination, to take appropriate action required to cause a distribution to you of all whole shares, the cash value of any fractional share, and any cash held in your account.

The Administrator will process notices of termination and mail a check for the net proceeds from sale of the shares, if applicable, to you as soon as practicable without interest. If a notice of termination is received on or after an ex-dividend date but before the related dividend payment date, the termination will be processed as described above and a separate dividend check will be mailed to you as soon as practicable following the payment date. Thereafter, cash dividends will be paid out to you and will not be reinvested in Sara Lee common stock.

ADDITIONAL INFORMATION

34.	How would a stock split or stock dividend affect my account?

Any shares held for you by the Administrator in a safekeeping account, or held by you in certificate form, will be adjusted to reflect any stock split or stock dividend. If the stock split or stock dividend results in additional shares being issued to you with respect to shares held for you by the Administrator in a safekeeping account or held by you in certificate form, then those additional shares will be credited to your Plan account and held in safekeeping. Of course, you may request a certificate at any time for any or all of your shares. See Question 30 for additional information.

35.	Will I be entitled to vote Sara Lee shares held in my Plan account at Sara Lee’s annual stockholders’ meetings?

Yes. As a Plan participant, you will be sent a proxy statement in connection with each meeting of Sara Lee stockholders, together with a proxy card representing the shares held by the Administrator in your Plan account. This proxy card, when duly signed and returned, will be voted as you indicate. Fractional shares will be aggregated and voted in accordance with the participants’ directions. If the proxy card is not returned, or if it is returned unsigned, the shares will not be voted.

Sara Lee has a policy that all proxies, ballots and votes tabulated at a meeting of stockholders are confidential, and the votes will not be revealed to any Sara Lee employee or anyone else, other than to the non-employee tabulator of votes or an independent election inspector, except (i) as necessary to meet applicable legal requirements, (ii) if a stockholder writes comments on the proxy card directed to Sara Lee’s Board or management, or (iii) in the event a proxy solicitation in opposition to the election of the Board of Directors is filed with the SEC.

36.	Can the Plan be changed or discontinued?

Yes. Sara Lee reserves the right to suspend, modify or terminate the Plan, or your interest in the Plan, at any time. All participants will receive notice of any such suspension, modification or termination. Sara Lee also reserves the right to change any administrative procedures of the Plan. Upon termination of the Plan or your interest in the Plan by Sara Lee, the Administrator will continue to hold your shares of Sara Lee common stock in book-entry form in a safekeeping account. You may request, however, that either (i) the Administrator issue to you a certificate for the number of whole shares held in your Plan account (and a check for the value of any fractional share) or (ii) all of the shares in your Plan account be sold for you, as described in Question 23.

37.	What kind of reports will be sent to Plan participants?

The Administrator will send you an account statement within 10 business days after each optional cash investment, dividend reinvestment, transfer, sale or termination. You should retain these statements in order to establish the cost basis of shares purchased under the Plan for income tax purposes. The reports will be mailed to you or you can sign up for electronic delivery at www.bnymellon.com/shareowner/isd. In addition, each Plan participant will receive all communications sent to Sara Lee stockholders, such as annual reports and proxy statements.

All notices, statements and reports will be sent to your last known address. Many states have enacted abandoned property laws which may require the Administrator or the transfer agent for Sara Lee’s common stock to remit to the state of last known address all stock and dividends held in those Plan accounts for which the owner cannot be located. Accordingly, you should promptly notify the Administrator of any change of address. See Questions 3, 4 and 5 for contact information.

LIMITATION OF LIABILITY

If you choose to participate in the Plan, you should recognize that neither Sara Lee nor the Administrator can assure you of a profit or protect you against a loss on the shares that you purchase under the Plan.

Neither Sara Lee nor the Administrator, in administering the Plan, will be liable for any act done in good faith, or as required by applicable laws, or for any good faith omission to act. This includes, without limitation, any claims of liability for:

•	the prices at which stock purchases or sales are made as reflected in your Plan account, or the dates of the purchases or sales of your Plan shares; or

•	any fluctuation in the market value of your Sara Lee shares after they are purchased or sold; or

•	failure to terminate your account upon your death prior to receiving written notice of such death.

This limitation of liability will not constitute a waiver by any participant of his or her rights under the federal securities laws.

Although the Plan provides for the reinvestment of dividends, the declaration and payment of dividends will continue to be determined by the Board of Directors of Sara Lee in its discretion, depending upon future earnings, the financial condition of Sara Lee and other factors. The amount and timing of dividends may be changed, or the payment of dividends terminated, at any time without notice.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

Cash dividends reinvested under the Plan will be taxable for U.S. federal income tax purposes as having been received by a participant, even though the participant has not actually received them in cash. Qualified dividend income received in taxable years ending on or before December 31, 2010 is generally subject to tax at 15% for non-corporate participants provided certain conditions are met. Each participant will receive an annual statement from the Administrator indicating the amount of reinvested dividends reported to the U.S. Internal Revenue Service as dividend income.

Plan participants will not realize a gain or loss for U.S. federal income tax purposes upon a transfer of shares to the Plan or the withdrawal of whole shares from the Plan. Participants will, however, generally realize a gain or loss upon the receipt of cash for fractional shares held in the Plan. The participant will also realize a gain or loss when whole shares are sold, either by the purchasing agent pursuant to the participant’s request or by the participant after termination from the Plan. The amount of gain or loss will be the difference between the amount that the participant receives for the shares or fraction of a share sold and the participant’s tax basis therefore. In order to determine the tax basis for shares or any fraction of a share credited to a participant’s account, each participant should retain all account statements.

Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. The Administrator is required to withhold from dividends paid the appropriate amount determined in accordance with Internal Revenue Service regulations. Where applicable, this withholding tax is determined by treaty between the United States and the country in which the participant resides. In addition, as noted below, dividends paid on shares in Plan accounts may be subject to the “backup withholding” provisions of the Internal Revenue Code. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for investment in additional shares of Sara Lee common stock.

A participant may be subject to information reporting and backup withholding of U.S. federal income tax (currently at a rate of 28%) on any dividends paid on the shares. A participant will not be subject to backup withholding, however, if such participant (i) furnishes a correct taxpayer identification number and certifies that such participant is not subject to backup withholding on an IRS Form W-9 (or successor form) or (ii) is otherwise exempt from backup withholding. Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally will be subject to backup withholding on dividends paid on the shares, unless such participants properly certify their non-U.S. status. Additionally, the payment of proceeds to such non-U.S. corporations, partnerships or other entities made on the sale of their shares may be subject to backup withholding and information reporting. Each participant is urged to consult his or her own tax advisor. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against such participant’s U.S. federal income tax liability, provided such participant timely furnishes the required information to the Internal Revenue Service.

The foregoing is not a comprehensive summary of all of the tax considerations that may be relevant to a participant in the Plan and does not constitute tax advice. The summary does not reflect every possible outcome that could result from participation in the Plan, and does not consider any possible tax consequences under various state, local, foreign or other tax laws. Each participant is urged to consult his or her own tax advisor regarding the tax consequences applicable to his or her particular situation before participating in the Plan or disposing of shares purchased under the Plan.

USE OF PROCEEDS

Purchases of Sara Lee common stock under the Plan will be made in the open market and Sara Lee will not receive any proceeds under the Plan.

LEGAL OPINION

Opinion as to the legality of the securities offered herein has been rendered for Sara Lee Corporation by Helen N. Kaminski, Esq., Assistant General Counsel, Corporate & Securities, and Assistant Secretary for Sara Lee Corporation.

EXPERTS

Our consolidated financial statements and schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended June 28, 2008 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities, other than underwriting discounts and agency fees or commissions, are estimated as follows:

SEC registration fee	$1,600
Accounting fees and expenses	2,000
Printing expenses	2,000
Legal fees and expenses	2,000
Miscellaneous	1,000

Total	$8,600

Item 15.	Indemnification of Directors and Officers.

Section 2-405.2 of Maryland General Corporation Law (“MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment or other adjudication as material to the cause of action adjudicated in the proceeding. The Company’s charter contains a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by MGCL.

Section 2-418(d) of MGCL requires a corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director of the corporation who has been successful, on the merits or otherwise, in the defense of any proceeding to which such director was made a party by reason of the director’s service in that capacity. Section 2-418(b) permits a corporation to indemnify its present or former directors against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director in connection with any proceeding to which the director is made a party by reason of the director’s service as a director, unless it is established that (1) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (2) the director actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. If, however, the proceeding was one by or in the right of the corporation and the director was adjudged liable to the corporation, the corporation may not indemnify the director. MGCL also permits a Maryland corporation to pay a director’s expenses in advance of the final disposition of an action to which the director is a party upon receipt by the corporation of (1) a written affirmation by the director of the director’s good faith belief that the director has met the standard of conduct necessary for indemnification and (2) a written undertaking by or on behalf of the director to repay the amount advanced if it is ultimately determined that the director did not meet the necessary standard of conduct. Section 2-418 of the MGCL defines a director as any person who is or was a director of a corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or employee benefit plan. Section 2-418(j)(2) of MGCL also permits a Maryland corporation to indemnify and advance expenses to its officers, employees and agents to the extent that it may indemnify and advance expenses to its directors.

The Company’s bylaws obligate us, to the maximum extent permitted by MGCL, to indemnify any of the Company’s present or former directors or officers or those of the Company’s subsidiaries who (1) is made a party to a proceeding by reason of such person’s service in that capacity or (2) while a director or officer and at the Company’s request, serves or served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee from and against any claim or liability to which that person may become subject or which that person may incur by reason of such person’s services in such capacity and to pay or reimburse that person’s reasonable expenses in advance of final disposition of a proceeding. This indemnity could apply to liabilities under the Securities Act in certain circumstances.

The Company’s bylaws also permit us, with the approval of the Company’s board of directors, to indemnify and advance expenses to (1) a person who served a predecessor in any of the capacities described above, or (2) any of the Company’s employees or agents, or any employee or agent of a predecessor.

The Company also maintains indemnity insurance as permitted by Section 2-418 of MGCL, pursuant to which the Company’s officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related losses under the Securities Act or the Exchange Act.

Item 16.	Exhibits.

Exhibit No.	Description
4.1	Articles of Restatement of Charter of Sara Lee Corporation dated August 28, 2003 (incorporated herein by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for Fiscal Year ended June 28, 2003).

4.2	Bylaws of Sara Lee Corporation, as amended through March 27, 2008 (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for Quarterly Period ended March 29, 2008).

5*	Opinion of Helen N. Kaminski, Assistant General Counsel, Corporate & Securities, and Assistant Secretary.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Helen N. Kaminski (included in Exhibit 5).

24*	Power of Attorney (included on signature page to this Registration Statement).

99*	Sara Lee Corporation Direct Investment Plan, as amended.

*	Filed herewith.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Downers Grove, State of Illinois, on November 26, 2008.

SARA LEE CORPORATION

By:	/s/ Margaret M. Foran
Name:	Margaret M. Foran
Title:	Executive Vice President, General Counsel and Corporate Secretary

Each person whose signature appears below constitutes and appoints Margaret M. Foran and Brenda C. Barnes, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that such attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, as of November 26, 2008.

Signature	Title

/s/ Brenda C. Barnes Brenda C. Barnes	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Theo de Kool L.M. (Theo) de Kool	Executive Vice President and Chief Financial and Administrative Officer (Principal Financial Officer)

/s/ Christopher B. Begley Christopher B. Begley	Director

/s/ Crandall C. Bowles Crandall C. Bowles	Director

/s/ Virgis W. Colbert Virgis W. Colbert	Director

/s/ James S. Crown James S. Crown	Director

/s/ Laurette T. Koellner Laurette T. Koellner	Director

Signature	Title

/s/ Cornelis J.A. van Lede Cornelis J.A. van Lede	Director

/s/ Dr. John McAdam Dr. John McAdam	Director

/s/ Sir Ian Prosser Sir Ian M.G. Prosser	Director

/s/ Rozanne L. Ridgway Rozanne L. Ridgway	Director

/s/ Norman R. Sorensen Norman R. Sorensen	Director

/s/ Jeffrey W. Ubben Jeffrey W. Ubben	Director

/s/ Jonathan P. Ward Jonathan P. Ward	Director

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Articles of Restatement of Charter of Sara Lee Corporation dated August 28, 2003 (incorporated herein by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for Fiscal Year ended June 28, 2003).

4.2	Bylaws of Sara Lee Corporation, as amended through March 27, 2008 (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for Quarterly Period ended March 29, 2008).

5*	Opinion of Helen N. Kaminski, Assistant General Counsel, Corporate & Securities and Assistant Secretary.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Helen N. Kaminski (included in Exhibit 5).

24*	Power of Attorney (included on signature page to this Registration Statement).

99*	Sara Lee Corporation Direct Investment Plan, as amended.

*	Filed herewith.